UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2016

Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1 News Release dated November 30, 2016

Item 8.01. Other Events.

On November 30, 2016, Belden Inc. (the “Company”) issued a press release announcing that the Board of Directors of Belden Inc. (the “Board”) elected John Stroup to serve as Board Chair in addition to his current roles of President and Chief Executive Officer. Mr. Stroup has been a director of the Company since 2005. Bryan Cressey, who has served as Board Chair since 1988 and as a director since 1985, will continue to serve on the Board as its Lead Independent Director. The complete press release announcing Mr. Stroup’s election is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. Effective immediately, Mr. Cressey’s additional director compensation for acting as Board Chair was reduced from $83,500, split evenly between cash and equity compensation, to $50,000, split evenly between cash and equity compensation, as recognition for his service as Lead Independent Director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Company news release dated November 30, 2016, titled “Belden President and CEO John Stroup Elected Chairman of the Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: November 30, 2016	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary

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